UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

MEDLEY CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On February 25, 2019, NexPoint Advisors, L.P. issued a press release which is filed as Exhibit 1 hereto and is incorporated herein by reference.

Exhibits

Exhibit 1	Press Release.

NexPoint Urges Stockholders of Medley Capital Corporation to Vote AGAINST the Proposed Merger, Suggests a New Path Forward via Board Composition Changes

NexPoint Advisors Continues to Encourage MCC Stockholders to Vote AGAINST the Merger, Provides Plan to Nominate New Directors to the MCC Board of Directors

DALLAS, February 25, 2019 — NexPoint Advisors, L.P. (“NexPoint”) reiterated its opposition of the proposal to merge Medley Capital Corporation (“MCC”; NYSE:MCC; TASE:MCC), a closed-end investment company that is regulated as a business development company (“BDC”), with Sierra Income Corporation (“Sierra”), a non-traded BDC, while acquiring Medley Management Inc. (“MDLY”; NYSE: MDLY) under the combined entity (the “Merger Transaction”).

NexPoint encourages stockholders of MCC to vote AGAINST the Merger Transaction on or before the special meeting of stockholders on March 8, 2019 (the “Special Meeting”).

NexPoint highlights below the numerous issues with the Merger Transaction:

•	The proposal siphons over $100 million of cash from both the surviving company in the Merger Transaction (the “Surviving Company”) and the stockholders of MCC in favor of the MDLY stockholders;[1]

•	Under the Merger Transaction, more than $75 million in cash is being paid to Messrs. Brook and Seth Taube, MDLY’s co-CEOs;

•	The Merger Transaction significantly undervalues MCC and thus dilutes MCC’s stockholders; and

•

The valuation determination in the Merger Transaction is particularly unfair to MCC stockholders because they are contributing tangible assets with audited market values at a steep discount in exchange for MDLY’s management contract contribution at an enormous premium (a questionable intangible asset that NexPoint believes is likely to drop in value precipitously post-Merger Transaction).

In summary, the Merger Transaction would enrich MDLY (particularly its co-CEOs, Messrs. Brook and Seth Taube), at the expense of MCC stockholders.

NexPoint’s conclusions about the flawed Merger Transaction are supported by the recommendations made by both Institutional Shareholder Services and Glass Lewis, two leading independent proxy advisory firms, to vote AGAINST the Merger Transaction.

A New Path Forward

At the 2019 Annual Meeting of MCC stockholders (the “2019 Annual Meeting”), two directors of MCC’s staggered board of directors (the “MCC Board”) are set to be elected. If the Merger Transaction is not approved by stockholders, NexPoint (through an affiliate) will be

[1]

A condition to the consummation of the Merger Transaction is the approval of the merger of MDLY with and into Sierra Management Inc., a wholly owned subsidiary of Sierra (the “MDLY Merger”). Nexpoint determined this value based on the following: (i) aggregate cash per share from Sierra to MDLY of $4.09 to unaffiliated MDLY stockholders and $3.79 to affiliated MDLY stockholders, as disclosed in MCC’s Proxy Statement dated December 21, 2018 (the “Proxy Statement”); MDLY Class A shares outstanding of 5,693,814, as disclosed in MDLY’s Form 10-Q filed November 14, 2018; plus an additional 24,839,302 MDLY shares to be issued immediately preceding the MDLY Merger, resulting in total MDLY shares of 30,533,116 eligible to receive the $4.09 per share cash to unaffiliated MDLY stockholders and $3.79 to affiliated MDLY stockholders from Sierra and total cash to MDLY stockholders of $117,428,654. The number of additional MDLY shares to be issued in connection with the MDLY Merger is found on page 237 of the Proxy Statement.

prepared to nominate two independent directors (the “New Directors”) at that meeting. Although the window for stockholders to nominate directors at the 2019 Annual Meeting (the “Nomination Window”) is not currently open, NexPoint believes that MCC will have to re-open the Nomination Window because MCC will not be able to hold the 2019 Annual Meeting by March 15, 2019 under applicable law.2 Pursuant to MCC’s Bylaws, if an annual meeting is held more than 30 days after the anniversary of the preceding year’s annual meeting (i.e., after March 15, 2019), then the Nomination Window re-opens.

NexPoint is committed to nominating individuals to the MCC Board who are truly independent directors (and not “interested persons” of MCC, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended). The New Directors will be completely independent of both MCC and NexPoint and will force the MCC Board to honor their fiduciary duties to stockholders.

While NexPoint remains ready, willing and able to step-in as the external investment manager of MCC, NexPoint’s preliminary focus is preventing the Merger Transaction. Once the Merger Transaction is defeated, NexPoint hopes to make changes to MCC’s Board so that the newly comprised MCC Board will act properly and in the best interest of stockholders.

For these reasons, NexPoint encourages stockholders of MCC to vote AGAINST the Merger Transaction on or before the Special Meeting.

About NexPoint Advisors, L.P.

NexPoint, together with its affiliates, is a multibillion-dollar global alternative investment manager founded in 1993 by Jim Dondero and Mark Okada. A pioneer in the leveraged loan market, the firm has evolved over 25 years, building on its credit expertise and value-based approach to expand into other asset classes. Today, NexPoint and its affiliates operate a diverse investment platform, serving both institutional and retail investors worldwide. In addition to high yield credit, the firm’s investment capabilities include public equities, real estate, private equity and special situations, structured credit, and sector- and region-specific verticals built around specialized teams.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

In connection with their intended proxy solicitation, NexPoint Advisors, L.P. (“NexPoint”), together with the other participants named below, intend to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit stockholders in connection with the Special Meeting of Stockholders (the “Special Meeting”) of Medley Capital Corporation (the “Company”) expected to take place on March 8, 2019.

[2]

MCC has only 18 days from the date of this press release to hold the 2019 Annual Meeting until MCC is obligated to re-open the Nomination Window in accordance with its bylaws (the “Bylaws”). Rule 14a-13 of the Securities Exchange Act of 1934 requires issuers to do a broker search at least 20 business days prior to the record date for a meeting of stockholders (the “Record Date”). (MCC may try to argue that an exception to this rule would apply to the 2019 Annual Meeting, but Nexpoint does not think that is the case, and believes that if the MCC Board took this action, it would be a clear violation of their duty of loyalty.) In addition, Section 6.4 of the Bylaws states that the Record Date must be not less than 10 days before a meeting of stockholders. Therefore, since MCC cannot set the Record Date until 20 business days after they complete the broker search, and then it has to wait ten more days before the meeting can be held, the Nomination Window will need to be re-opened.

NEXPOINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: NexPoint, NexPoint Advisors GP, LLC, the general partner of NexPoint (“NexPoint Advisors GP”), Highland Global Allocation Fund (“Global Fund”), Highland Capital Management Fund Advisors, L.P., the investment advisor to Global Fund (“Highland Fund Advisors”), Strand Advisors XVI, Inc., the general partner of Highland Fund Advisors (“Strand XVI”), Highland Select Equity Master Fund, L.P. (“Select Fund”), Highland Select Equity Fund GP, L.P., the general partner of Select Fund (“Select GP”), Highland Select Equity GP, LLC, the general partner of Select GP (“Select LLC”), Highland Capital Management, L.P., the sole member of Select LLC and the investment advisor to Select Fund (“Highland Capital”), Strand Advisors, Inc., the general partner of Highland Capital (“Strand”) and James D. Dondero, the President of NexPoint Advisors GP and Strand and ultimate control person of Strand XVI, NexPoint Advisors GP and Strand (collectively, the “Participants”). The Participants have an interest in the matters to be acted on at the Special Meeting as they intend to nominate two independent directors at the Company’s 2019 Annual Meeting of Stockholders if the merger transaction to be considered at the Special Meeting is not approved by stockholders and NexPoint has stated its willingness to step-in as the external investment manager of the Company if the merger transaction is not approved by stockholders. Certain of the Participants hold direct or indirect interests in securities of the Company as follows: Global Fund holds and beneficially owns 135,000 shares of common stock of the Company and Highland Fund Advisors, Strand XVI and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship with Global Fund; Select Fund holds and beneficially owns 100 shares of common stock of the Company and Select GP, Select LLC, Highland Capital, Strand and Mr. Dondero indirectly beneficially own such shares of common stock of the Company due to their relationship to Select Fund.

NexPoint is not asking stockholders for their proxy cards and cannot accept proxy cards if sent. Stockholders SHOULD NOT send NexPoint their proxy cards.

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Media Contact

Lucy Bannon

(972) 419-6272

lbannon@highlandcapital.com